IQST – iQSTEL Books $17 Million In Revenue For Month Of January 2024

NEW YORK, February 6, 2024 -- iQSTEL Inc. (OTC-QX: IQST) today announced the company realized $17 million in revenue for the month of January 2024 based on preliminary accounting. The gross profit for January also increased over the gross profit for December as the company continues to improve its operating margins. This revenue does not include any benefit from the recently announced acquisiton of QXTEL.

Mr. Iglesias commented: “We have started 2024 with huge commercial momentum, separate from the benefit the QXTEL acquisition will add. When we announced becoming a company with a quarter billion in revenue on a yearly basis after the acquisition of QXTEL, we already believed we were going to have an extraordinay year. Now, with this Jannuary 2024 revenue, we will far excede even our previous extraordinary expectations for the next 12 months.”

iQSTEL Growth and Performance Highlights

•	Achieved positive operating income in Q3 2023 ahead of forecast
•	Since Q3 2023, gross margin has been steadily increasing
•	Recently announced agreement to aquire QXTEL bringing IQSTEL’s revenue to a quarter billion annually (consider the following figures post aquistion):
o	$700,000 revenue per day.
o	$160,000 gross margin per week
o	$60,000 operatring income per week (Telecom Division)

Materials of the Shareholder meeting conducted January 31, 2024

o	Video
o	Slides
o	Replay of entire meeting
o	Results of the Proxy Vote

About IQSTEL:

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational publicly listed company preparing for a Nasdaq up-listing with an FY2023 $140 million revenue based on preliminary accounting. iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity.  iQSTEL recognizes that in today's modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem and self-actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse.

•	The Enhanced Telecommunications Services Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
•	The Fintech Division (Financial Freedom) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.
•	The Electric Vehicles (EV) Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Cars.
•	The Artificial Intelligence (AI)-Enhanced Metaverse Division (information and content) includes an enriched and immersive white label proprietary AI-Enhanced Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions.  iQSTEL has completed 10 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com